UNITED STATES SECURITIES AND EXCHANGE COMMISSION, Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 21, 2006

Timberline Resources Corporation
(Exact name of registrant as specified in its charter)

Idaho	000-51549	82-0291227
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1100 East Lakeshore Drive, Suite 301 Coeur d’Alene, ID	83814
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone number: (208) 664-4859

n/a (Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR  230.425)

[     ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR  240.14a-12)

[     ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR

     240.14d-2(b))

[     ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange  Act (17 CFR

       240.13e-4(c))

Item 3.02

Unregistered Sales of Equity

On December 21, 2006, the Registrant closed a “best efforts only” private placement of its securities (4,200,000 units at $.65 per unit) for up to $2,730,000, to accredited investors only. The maximum offering of 4,200,000 units ($2,730,000) was completed among 10 investors. Each unit consisted of one share of the Registrant’s common stock and one-half of one share purchase warrant. Each whole purchase warrant will entitle its holder to purchase one additional share of the Registrant’s common stock for $1.00 until December 2008. As a result of this private offering, the Registrant has 18,566,901 shares of common stock outstanding prior to the exercise of any outstanding warrants or the conversion of its outstanding voting, convertible preferred stock.  The following units have been sold as indicated below:

Investor

 Amount Invested

                      Number of Units

Praetorian Offshore

Ltd.*

(Harris B. Kupperman,

Director)

$2,177,500

3,350,000

Kenneth D. Wasserman

$     19,500

     30,000

John A. Swallow**

(Roth IRA)

 $     32,500

     50,000

Paul E. Dircksen**

 $     32,500

     50,000

Michael P. Wilson***

$     32,500

     50,000

Laurence A. Rudnicki

 $     32,500

     50,000

The RTM Fund

(Wm. A. Fleckenstein, GP)

 $   195,000

   300,000

Vladimir Spina

 $     13,000

     20,000

Alan R. Davidson

 $     65,000

   100,000

Erik Goldring

 $   130,000

   200,000

*

With this investment, this new shareholder owns approximately 18.04% of

the Registrant’s issued and outstanding shares of common stock prior to   the   exercise of any outstanding warrants or the conversion of any outstanding   voting, convertible preferred stock.

**

   Officer and Director of the Registrant.

***

   Officer of the Registrant.

All of the unregistered sales of securities referred to above were made in reliance upon the exemptions from registration provided under Section 4(2) of the Securities Act of 1933, as amended, including the regulations and rules promulgated thereunder.

Item 8.01

Other Events.

A press release regarding the closing of the private placement as described in item 3.02, above, was released on December 21, 2006 and is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(b) Exhibits.

99.1     Press Release dated December 21, 2006.

SIGNATURES.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Timberline Resources Corporation

Date: December 27, 2006	By: /s/ John Swallow
John Swallow
Chief Executive Officer and Chairman of the Board of Directors